UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

NUMEREX CORP.
(Exact Name of Issuer as Specified in Charter)

Pennsylvania	000-22920	11-2948749
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(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3330 Cumberland Blvd, SE, Suite 700
Atlanta, Georgia
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(Address of principal executive offices)

30339
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(Zip code)

(770) 693-5950
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
           Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On March 11, 2015, Numerex Corp (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2014.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In addition to providing financial measurements in the press release based on U.S. generally accepted accounting principles (GAAP), the Company also provided EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share, financial measures that are not prepared in accordance with GAAP (non-GAAP). The most directly comparable GAAP equivalent to EBITDA and Adjusted EBITDA is income from continuing operations, net of income tax expense (benefit). The most directly comparable GAAP equivalent to EBITDA and Adjusted EBITDA per diluted share is diluted earnings per share from continuing operations, net of income tax expense (benefit). The press release includes a reconciliation of these non-GAAP measures to the most directly comparable GAAP equivalents. The Company believes that presentation of these non-GAAP financial measures provides useful information relating to its financial condition and results of operations, which provides management and investors with a more complete understanding of the Company’s performance and certain additional financial or business trends.

The information contained in this Current Report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits.

99.1	Press Release, dated March 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMEREX CORP

Date: March 11, 2015	/s/ Richard A. Flynt
Richard A. Flynt
Chief Financial Officer

Exhibit Index

99.1	Press Release, dated March 11, 2015